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                                                                     EXHIBIT 5.1

December 23, 2004                            [JENNER & BLOCK LOGO]

                                             Jenner & Block LLP   Chicago
                                             One IBM Plaza        Dallas
                                             Chicago, IL 60611    Washington, DC
                                             Tel  312-222-9350
                                             www.jenner.com

Viskase Companies, Inc.
625 Willowbrook Centre Parkway
Willowbrook, Illinois 60527

Ladies and Gentlemen:

            We have acted as special counsel to Viskase Companies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, by certain shareholders of the Company of up to 3,673,235 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, including 2,868,005 shares of Common Stock that are currently outstanding (the "Secondary Shares") and 805,230 shares of Common Stock that may be issued upon the exercise of currently outstanding warrants (the "Warrant Shares").

            We have examined the Registration Statement and the Warrant Agreement, dated as of June 29, 2004, between the Company and Wells Fargo Bank, National Association, as warrant agent (the "Warrant Agreement"), pursuant to which the Warrant Shares may be issued. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Company.

            In rendering the opinions that follow, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies; and (v) the authenticity of the originals of such latter documents.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

            1. With respect to any Secondary Shares to be offered pursuant to the Registration Statement (the "Offered Secondary Shares"), the Offered Secondary Shares have been legally issued and are fully paid and nonassessable.

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            2. With respect to any Warrant Shares to be offered pursuant to the
Registration Statement (the "Offered Warrant Shares"), the Offered Warrant Shares, when issued in accordance with the terms and conditions of the Warrant Agreement, will be legally issued, fully paid and nonassessable.

            Our opinions set forth above are subject to the effects of: (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; (2) general equitable principles (whether considered in a proceeding in equity or at law); (3) the implied covenant of good faith and fair dealing; and (4) public policy.

            We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, the law of the State of Illinois and the Federal law of the United States.

            We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                                  Very truly yours,
                                                  /s/ Jenner & Block LLP
                                                  Jenner & Block LLP

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